EXHIBIT 99.2

SWORN STATEMENT OF PRINCIPAL FINANCIAL OFFICER
OF STRYKER CORPORATION PURSUANT TO SEC ORDER 4-460

I, David J. Simpson, state and attest that:

(1)	To the best of my knowledge, based upon a review of the covered reports of Stryker Corporation
(the "Company"), and, except as corrected or supplemented in a subsequent covered report:

-	no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

-	no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)	I have reviewed the contents of this statement with the Company's Audit Committee.

(3)	In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

-	Stryker Corporation Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Commission

-	all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of
Stryker Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and

-	any amendments to any of the foregoing.

/S/ DAVID J. SIMPSON	Subscribed and sworn to before me
this 12th day of August 2002.
David J. Simpson
August 12, 2002	/S/ LETITIA A. BEARDSLEY BATES
Notary Public

My Commission Expires:
March 15, 2007